FOR IMMEDIATE RELEASE

Norfolk Southern announces private exchange offers

NORFOLK, VA. — Norfolk Southern Corporation (the “Company”) announced today the commencement of offers to certain eligible holders (together, the “Exchange Offers”) of the Company's outstanding debt securities listed in the table below (together, the “Existing Notes”) to exchange Existing Notes for consideration consisting of cash and up to $600,000,000 aggregate principal amount of the Company's new Notes due 2047 (the “New Notes”), the complete terms of which are set forth in a confidential offering memorandum, dated today (the “Offering Memorandum”), and the related letter of transmittal, dated today (together with the Offering Memorandum, the “Offering Documents”).

The table below indicates each series of Existing Notes included in the Exchange Offers:

Cusip Numbers	Title of Security (collectively, the “Existing Notes”)	Principal Amount Outstanding	Acceptance Priority Level(1)	Reference U.S. Treasury	Bloomberg Reference Page	Fixed Spread (bps)	Cash Payment Percent of Premium(2)	Early Exchange Premium(3)(4)

655844AV0	6.000% Notes due 2105	$425,113,000	1	3.000% due May 15, 2047	PX1	165	0%	$30.00
655844AK4	7.900% Notes due 2097	$225,252,000	2	3.000% due May 15, 2047	PX1	175	0%	$30.00
655844BD9	6.000% Notes due 2111	$126,345,000	3	3.000% due May 15, 2047	PX1	175	0%	$30.00
655844AF5	7.050% Notes due 2037	$256,690,000	4	3.000% due May 15, 2047	PX1	75	4%	$30.00
655844AQ1	7.250% Notes due 2031	$316,316,000	5	2.250% due August 15, 2027	PX1	70	25%	$30.00
655844AJ7	7.800% Notes due 2027	$368,199,000	6	2.250% due August 15, 2027	PX1	65	78%	$30.00
655844BN7	4.800% Notes due 2043	$500,000,000	7	3.000% due May 15, 2047	PX1	85	85%	$30.00
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(1)
All Existing Notes tendered for exchange in the Exchange Offers on or before the Early Exchange Date (as defined below) will have priority over any Existing Notes that are tendered for exchange after the Early Exchange Date.

(2)
The “Cash Payment Percent of Premium” is the percent (as set forth with respect to each series of Existing Notes in the table above) of the amount by which the Total Exchange Consideration (as defined below and calculated at the Pricing Date (as defined below)) exceeds $1,000 per $1,000 principal amount of such Existing Notes.

(3)	Per $1,000 principal amount of Existing Notes.

(4)
Holders who validly tender Existing Notes after the Early Exchange Date but on or before the Expiration Date (as defined below) will not be eligible to receive the “Early Exchange Premium” of $30 principal amount of New Notes for each $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn.

The aggregate principal amount of New Notes to be issued pursuant to the Exchange Offers will be subject to a maximum amount of $600,000,000 aggregate principal amount (the “New Issue Cap”). In addition, the principal amount of each series of Existing Notes that is accepted pursuant to the Exchange Offers will be subject to the “acceptance priority level” (in numerical priority order) as set forth in the table above and as further described in the Offering Documents.

All Existing Notes that are tendered for exchange in an Exchange Offer on or before the Early Exchange Date will have priority over Existing Notes that are tendered for exchange after the Early Exchange Date. If the principal amount of Existing Notes validly tendered on or before the Early Exchange Date constitutes a principal amount of Existing Notes that, if accepted by the Company, would result in the Company issuing New Notes having an aggregate principal amount equal to or in excess of the New Issue Cap, the Company will not accept any Existing Notes tendered for exchange after the Early Exchange Date (even if they are of acceptance priority level 1).

The following is a summary of certain key elements of the planned Exchange Offers:

•	The Exchange Offers will expire at 11:59 p.m., New York City time, on November 28, 2017, unless extended by the Company (the “Expiration Date”).

•
Eligible Holders who validly tender Existing Notes prior to the Early Exchange Date and do not validly withdraw such tendered Existing Notes prior to the Withdrawal Deadline (as defined below), will receive, for each $1,000 principal amount of Existing Notes tendered and accepted, a combination of a principal amount of New Notes and cash with an aggregate value equal to the Total Exchange Consideration (as defined below) as follows:
◦
an aggregate principal amount of New Notes equal to (x) the Total
Exchange Consideration for such Existing Notes minus (y) the Cash Component (as defined below); and
◦
a cash payment equal to the Cash Component.

Eligible Holders who validly tender Existing Notes after the Early Exchange Date, but prior to the Expiration Date, will receive, for each $1,000 principal amount of Existing Notes tendered and accepted, a combination of a principal amount of New Notes and cash with an aggregate value equal to the Exchange Consideration (as defined below) as follows:
◦
an aggregate principal amount of New Notes equal to (x) the Total Exchange Consideration for such Existing Notes minus (y) the Cash Component and minus (z) the Early Exchange Premium; and
◦
a cash payment equal to the Cash Component.

The Total Exchange Consideration and Exchange Consideration may be adjusted as described in the Offering Documents. In addition to the Total Exchange Consideration or Exchange Consideration, as applicable, Eligible Holders with Existing Notes that are accepted for exchange will receive a cash payment representing (i) all or a portion of the accrued and unpaid interest to, but not including, the applicable Settlement Date (as defined below), and (ii) amounts due in lieu of any fractional amounts of New Notes, in each case, as further described in the Offering Documents.

The “Pricing Date” will be 11:00 a.m., New York City time, on November 14, 2017, unless the Early Exchange Date is extended, in which case a new Pricing Date may be established with respect to the Exchange Offers. In the event that the Early Exchange Date is not extended, the Pricing Date will remain the same.

The “Total Exchange Consideration” (calculated at the Pricing Date) for the Existing Notes validly tendered prior to the Early Exchange Date, and not validly withdrawn prior to the Withdrawal Deadline, is equal to the discounted value (calculated as set forth in the Offering Documents) on the expected Early Settlement Date of the remaining payments of principal and interest
(excluding accrued interest) per $1,000 principal amount of the Existing Notes through the applicable maturity date or par call date (as applicable) of the Existing Notes, using a yield equal to the sum of: (x) the bid-side yield on the applicable Reference U.S. Treasury Security set forth with respect to each series of Existing Notes in the table above plus (y) the applicable fixed spread set forth with respect to each series of Existing Notes in the table above. The Total Exchange Consideration includes the Early Exchange Premium.

The “Exchange Consideration” for the Existing Notes validly tendered after the Early Exchange Date but prior to the Expiration Date is equal to the Total Exchange Consideration minus the applicable Early Exchange Premium.

The “Cash Component” means the portion of the Total Exchange Consideration to be paid to Eligible Holders in cash and is equal to (x) the applicable Cash Payment Percent of Premium for such series of Existing Notes multiplied by (y) (i) the applicable Total Exchange Consideration for such series of Existing Notes minus (ii) $1,000.

•
The Company will pay interest on the New Notes at a rate per annum equal to the yield, calculated in accordance with standard market practice, that corresponds to the bid-side price of the 3.000% United States Treasury due May 15, 2047, as of the Pricing Date, as displayed on the Bloomberg Government Pricing Monitor page PX1 plus a fixed spread of 110 basis points.

•
Settlement for Existing Notes tendered on or before the Early Exchange Date and accepted by the Company is expected to be November 16, 2017, unless extended by the Company (the “Early Settlement Date”). Settlement for Existing Notes tendered and accepted after the Early Exchange Date is expected to be November 29, 2017, unless extended by the Company (the “Final Settlement Date”). The Early Settlement Date and the Final Settlement Date are referred together as the “Settlement Dates” and each a “Settlement Date.”

•
Eligible holders who validly tender and who do not validly withdraw their Existing Notes at or prior to 5:00 p.m., New York City time, on November 13, 2017, unless extended by the Company (the “Early Exchange Date”), and whose tenders are accepted for exchange by the Company, will receive the Total Exchange Consideration for each $1,000 principal amount of Existing Notes.

•
Eligible holders who validly tender Existing Notes after the Early Exchange Date but prior to the Expiration Date, and whose Existing Notes are accepted for exchange by the Company, will receive the Exchange Consideration, which is the Total Exchange Consideration minus the Early Exchange Premium of $30.00 per $1,000 principal amount of Existing Notes tendered and accepted for exchange.

•
The cash payable to each holder whose Existing Notes are accepted for exchange will be adjusted as applicable by the accrued and unpaid interest on those Existing Notes and New Notes, to but not including the applicable Settlement Date.

•
Tenders of Existing Notes in the Exchange Offers may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on November 13, 2017, unless extended by the Company (the “Withdrawal Deadline”), but will thereafter be irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law.

•
Consummation of the Exchange Offers is subject to a number of conditions, including (i) the issuance of at least $300,000,000 aggregate principal amount of New Notes, (ii) favorable tax and accounting treatment for the Exchange Offers, and (iii) the absence of certain adverse legal and market developments.

•	The Company will not receive any cash proceeds from the Exchange Offers.

•	Subject to applicable law, the Company may in its absolute discretion terminate any Exchange Offer for any reason or for no reason.

If and when issued, the New Notes will not have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company will enter into a registration rights agreement with respect to the New Notes. The New Notes will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

The Exchange Offers are only made, and copies of the documents relating to the Exchange Offers will only be made available, to a holder of Existing Notes who has certified in an eligibility letter certain matters to the Company, including its status as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or who is a person other than a “U.S. person” as defined in Rule 902 under the Securities Act. Holders of Existing Notes who desire access to the electronic eligibility form should contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at (800) 431-9645 (U.S. Toll-free), (212) 269-5550 (Collect), or at nsc@dfking.com. Holders that wish to receive the Offering Documents can certify eligibility at www.dfking.com/norfolksouthern.

This news release does not constitute an offer or an invitation by the Company to participate in the Exchange Offers in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

Norfolk Southern Corporation (NYSE: NSC) is one of the nation’s premier transportation companies. Its Norfolk Southern Railway Company subsidiary operates approximately 19,500 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. Norfolk Southern operates the most extensive intermodal network in the East and is a major transporter of coal, automotive, and industrial products.

Forward-Looking Statements

This press release contains forward-looking statements about Norfolk Southern Corporation, including those related to the offering of New Notes and whether or not Norfolk Southern Corporation will consummate the Exchange Offers. Forward-looking statements may be identified by the use of words like “believe,” “expect,” “anticipate,” “estimate,” “plan,” “consider,” “project,” and similar references to the future. Forward-looking statements reflect Norfolk Southern’s good-faith evaluation of information available at the time the forward-looking statements were made. These forward-looking statements are subject to a number of risks and uncertainties, and our actual results may differ materially from those projected. Please refer to Norfolk Southern Corporation’s annual and quarterly reports filed with the SEC for a full discussion of those risks and uncertainties we view as most important. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. We undertake no obligation to update or revise forward-looking statements.

Media Inquiries:
Susan Terpay, 757-823-5204 (susan.terpay@nscorp.com)

Investor Inquiries:
Clay Moore, 757-629-2861 (clay.moore@nscorp.com)

http://www.norfolksouthern.com

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